Execution Version

BOARD OBSERVATION AGREEMENT

This Board Observation Agreement (this “Agreement”), dated March 14, 2016, is entered into among each of the Persons set forth on Schedule A hereto (the “Purchasers”), Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), Western Gas Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Western Gas Equity Partners, LP, a Delaware limited partnership and the sole member of the General Partner (“WGP”). Each of the Purchasers, the Partnership, the General Partner and WGP are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Partnership Agreement (as defined below).
WHEREAS, the Purchasers entered into that certain Series A Preferred Unit Purchase Agreement, dated February 24, 2016, with the Partnership (the “Purchase Agreement”), pursuant to which the Partnership agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Partnership, an aggregate of 14,030,611 Series A Preferred Units on the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated the date hereof (the “Partnership Agreement”), the General Partner amended and restated the 2008 Agreement in connection with the creation, authorization and issuance of the Series A Preferred Units pursuant to the Purchase Agreement; and
WHEREAS, in connection with the issuance of the Series A Preferred Units to the Purchasers pursuant to the Purchase Agreement, the Parties have agreed to set forth certain rights related to the appointment of the Series A Board Observer (as defined below) in accordance with the Partnership Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
SERIES A BOARD OBSERVER
Section 1.01    Appointment of Series A Board Observer. Upon the occurrence of a Series A Trigger Event, the Series A Preferred Unitholders, acting as a group and by majority vote of the Outstanding Series A Preferred Units, shall have the right, exercisable by the delivery of written notice to the General Partner, to appoint one of Kevin McCarthy, James C. Baker, Gary Reaves or such other person approved by WGP, with such approval not to be unreasonably withheld, to act as an observer (the “Series A Board Observer”) with respect to the Board of Directors of the General Partner (the “Board”); provided, however, that the Series A Board Observer shall satisfy any applicable requirements regarding meeting attendance as a board observer under applicable law and stock exchange rules.

Section 1.02    Rights of Series A Board Observer.
(a)    The Series A Board Observer appointed pursuant to Section 1.01 shall have the following observation rights with regard to the Board:
(1)    the Series A Board Observer shall be entitled to attend (in person or telephonically), solely in his or her capacity as an observer, all meetings (both regular and special) of the Board and to listen to all telephonic meetings of the Board;
(2)    the Series A Board Observer shall receive written notice of all meetings (both regular and special) of the Board at the same time and in the same manner as such notice is given to members of the Board;
(3)    the Series A Board Observer shall receive all documents, notices, minutes, written materials and other information given to members of the Board in connection with each Board meeting (collectively, “Materials”) at the same time such Materials are given to members of the Board, whether or not the Series A Board Observer is attending such meeting; and
(4)    if the Board proposes to take any action by written consent in lieu of a meeting of the Board, the General Partner shall forward the form of such written consent to the Series A Board Observer prior to its execution.
(b)    The rights of the Series A Board Observer set forth herein shall apply only with respect to meetings, actions and Materials of the full Board and not any committee thereof.
(c)    The Series A Board Observer shall have no voting rights or rights to participate in Board discussions.
(d)    The Series A Board Observer shall not receive any compensation or reimbursement of expenses in his or her capacity as an observer.
(e)    Notwithstanding anything in this Agreement to the contrary, (i) the General Partner shall be entitled to withhold any information and exclude the Series A Board Observer from any meeting, or any portion thereof, (A) that is an executive session of the Board, or (B) that is reasonably determined by the General Partner, in consultation with its legal advisor, to be necessary to protect an attorney-client privilege; (ii) the Series A Board Observer shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit A; and (iii) the Series A Board Observer shall agree to abide by the terms of the General Partner’s insider trading policy as if the Series A Board Observer were a member of the Board.
Section 1.03    Cessation of Observation Rights. Upon payment by the Partnership of all Series A Unpaid Cash Distributions, the Series A Board Observer shall cease to have observation rights resulting from such Series A Unpaid Cash Distributions; provided, however, that the Series A Preferred Unitholders shall have the right to appoint the Series A Board Observer pursuant to Section 1.01 upon the occurrence of a subsequent Series A Trigger Event.

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ARTICLE II
MISCELLANEOUS
Section 2.01    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
Section 2.02    Binding Effect. This Agreement shall be binding upon WGP, the General Partner, the Partnership, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns.
Section 2.03    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
[Signature Pages Follows.]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

WESTERN GAS PARTNERS, LP
By: Western Gas Holdings, LLC, its general partner
By: /s/ Benjamin M. Fink
Name: Benjamin M. Fink Title: Senior Vice President, Chief Financial Officer and Treasurer

WESTERN GAS HOLDINGS, LLC
By: /s/ Benjamin M. Fink
Name: Benjamin M. Fink Title: Senior Vice President, Chief Financial Officer and Treasurer

WESTERN GAS EQUITY PARTNERS, LP
By: Western Gas Equity Holdings, LLC, its general partner
By: /s/ Benjamin M. Fink
Name: Benjamin M. Fink Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Board Observation Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: KA Fund Advisors, LLC, as Manager
By: /s/ James C. Baker
Name: James C. Baker Title: Managing Director

KA WESTERN GAS HOLDINGS LLC
By: KA Fund Advisors, LLC, as Manager
By: /s/ James C. Baker
Name: James C. Baker Title: Managing Director

KAYNE PREFERRED FUND LLC
By: /s/ James C. Baker
Name: James C. Baker Title: Authorized Person

KAYNE ANDERSON MLP FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner
By: /s/ David Shladovsky
Name: David Shladovsky Title: General Counsel

KAYNE SELECT MIDSTREAM RECOVERY FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner
By: /s/ David Shladovsky
Name: David Shladovsky Title: General Counsel

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner
By: /s/ David Shladovsky
Name: David Shladovsky Title: General Counsel

[Signature Page to Board Observation Agreement]

KANTI (QP), L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner
By: /s/ David Shladovsky
Name: David Shladovsky Title: General Counsel

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.
By: Kayne Anderson Capital Advisors, L.P., as its General Partner
By: /s/ David Shladovsky
Name: David Shladovsky Title: General Counsel

BELFER CAPITAL PARTNERS LP
By: Kayne Anderson Capital Advisors, L.P., as its Investment Manager
By: /s/ David Shladovsky
Name: David Shladovsky Title: General Counsel

FR XIII WES Holdings LLC
By: /s/ Gary Reaves
Name: Gary Reaves Title: Authorized Person

[Signature Page to Board Observation Agreement]

Schedule A
Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
KA Western Gas Holdings LLC	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

Kayne Anderson Midstream Institutional Fund, L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

Kayne Anderson MLP Fund, L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

Massachusetts Mutual Life Insurance Company	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

KANTI (QP), L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

Belfer Capital Partners LP	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

Kayne Preferred Fund LLC	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

A-1

Kayne Anderson Non-Traditional Investments, L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

Kayne Select Midstream Recovery Fund, L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com

FR XIII WES Holdings LLC	600 Travis, Suite 6000 Houston, TX 77002 Attn: Gary Reaves Email: greaves@firstreserve.com

A-2

EXHIBIT A

[See attached]

[______], 20[__]

[______], 20[__]

[Applicable Series A Preferred Unitholder(s)]
[Series A Board Observer]
[Address]
[Address]

Confidentiality Agreement

Dear [________]:

In connection with the appointment by [applicable Series A Preferred Unitholder(s)], pursuant to that certain Board Observation Agreement, dated [______], 2016, among Western Gas Partners, LP (“WES”), Western Gas Holdings, LLC (“WES GP”), Western Gas Equity Partners, LP (“WGP,” and collectively with WES and WES GP, “Western Gas” or the “Disclosing Party”)), [Kayne Anderson] and [First Reserve] (the “Board Observation Agreement”), of a Series A Board Observer (as defined in the Board Observation Agreement), Western Gas has agreed to disclose Confidential Material (as defined below) to [applicable Series A Preferred Unitholder(s)] (together with the Series A Board Observer, the “Recipient”) and your Related Parties (as defined below), subject to the terms and conditions hereof. The Disclosing Party and the Recipient are referred to herein as the “Parties,” and individually as a “Party.”

1.     Confidential Material, etc.     As a condition to, and in consideration of, the furnishing of Confidential Material by the Disclosing Party or its Related Parties to the Recipient and its Related Parties, except as otherwise provided in this letter agreement (the “Agreement”), the Recipient agrees to treat all Confidential Material provided to the Recipient and its Related Parties pursuant to the Board Observation Agreement as confidential in accordance with this Agreement and to take or abstain from taking certain other actions as set forth herein. For purposes of this Agreement, “Confidential Material” shall mean, with respect to the Disclosing Party, (i) all information, whether written, oral, visual, electronically stored or otherwise, concerning the Disclosing Party, its Related Parties and their business, operations, condition (financial or otherwise), assets or liabilities, whether prepared by the Disclosing Party, any of its Related Parties or otherwise, that has been or will be furnished to the Recipient or any of its Related Parties, by or on behalf of the Disclosing Party or any of its Related Parties pursuant to the Board Observation Agreement, and includes all data, reports, interpretations, forecasts, business plans and records, financial or otherwise, concerning the Disclosing Party and any of its Related Parties that the Disclosing Party or any of its Related Parties has provided or will provide to the Recipient or any of its Related Parties pursuant to the Board Observation Agreement, and (ii) all reports, analyses, notes, compilations, studies, interpretations or other information or portions thereof prepared by or on behalf of the Recipient or any of its Related Parties that contain, reflect or are based upon (in whole or in part) any of the Confidential Material furnished to or obtained by the Recipient or any of its Related Parties (the “Notes”). Notwithstanding the foregoing, the term “Confidential Material” shall not include information that (a) is or becomes available to the public other than as a result of a disclosure by the Recipient or any of its Related Parties in violation of this Agreement,

[______], 20[__]

(b) was available to or was in the possession of the Recipient or its Related Parties prior to disclosure by the Disclosing Party or any of its Related Parties pursuant to the Board Observation Agreement and to the Recipient’s knowledge is not otherwise subject to an obligation of confidentiality, (c) becomes available to the Recipient or its Related Parties on a non-confidential basis from a source other than the Disclosing Party or its Related Parties; provided that, to the knowledge of the Recipient, the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality with the Disclosing Party or any of its Affiliates with respect to such information or (d) was or is developed or derived without the aid, application or use of the Confidential Material.

2.    Non-Disclosure.    The Recipient agrees that it shall hold and direct its Related Parties to hold strictly confidential and not disclose or allow disclosure of the Confidential Material to any other Person (other than a Related Party of such Recipient, subject to the restrictions of this Paragraph 2), except in accordance with this Agreement, and further agrees that it shall not use the Confidential Material other than in the exercise of the rights and obligations set forth in the Board Observation Agreement. The Recipient agrees that it shall not disclose any Confidential Material to any of the Related Parties of the Recipient other than those Related Parties who have a need to know such Confidential Material and have been advised of and instructed to comply with the terms and conditions hereof. The term “Related Parties” means, with respect to any Person, the Affiliates (direct or indirect) of such Person and such Person’s and its Affiliates’ directors, officers, employees, members, owners, partners (direct or indirect), investors, managers, agents, accountants, legal counsel, financial and other advisors, consultants and representatives. The Recipient agrees that it shall be responsible for any breach of the terms and conditions of this Agreement by any of its Related Parties to whom it disclosed Confidential Material and agrees to take reasonable measures to restrain its Related Parties from prohibited or unauthorized disclosure or use of the Confidential Material. The term “Person” shall mean any individual and any corporation, limited liability company, partnership (limited or general), joint venture, association, group, organization or other entity, as well as any judicial, administrative, legislative, regulatory or self-regulatory body. The term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person, and the term “control” shall mean the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

3.    Accuracy of Confidential Material.     Neither the Disclosing Party nor any of its Related Parties (i) has made or makes any representation or warranty, expressed or implied, as to the accuracy or completeness of any Confidential Material or (ii) shall have any liability whatsoever on any basis (including in contract, tort, under federal or state securities laws or otherwise), and hereby disclaims any liability of any nature whatsoever, to the Recipient and its Related Parties relating to or resulting from the use of the Confidential Material or any errors therein or omissions therefrom.

4.     Compulsory Disclosure.     In the event that the Recipient or, to the knowledge of the Recipient, any of its Related Parties are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand, order or other legal,

[______], 20[__]

regulatory or administrative process or otherwise in connection with any judicial, regulatory or administrative proceeding) to disclose (i) any Confidential Material or (ii) any information relating to the opinion, judgment or recommendation of any such Person concerning the Disclosing Party or any of its Related Parties obtained by the Recipient in connection with its rights under the Board Observation Agreement, the Recipient will, to the extent permitted by law, promptly notify the Disclosing Party of such request or requirement so that the Disclosing Party, at its sole expense, may seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action. If, in the absence of a protective order or the receipt of a waiver hereunder, the Recipient or any of its Related Parties are, on the advice of such Person’s internal legal counsel, required to disclose such information, the Recipient or such Related Party may disclose only that portion of the requested information that such Person’s legal counsel advises that such Person is required to disclose. In any event, the Recipient and its Related Parties will furnish only that portion of the information, which is legally required and will, at the sole cost and expense of the Disclosing Party, exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the information. In addition, neither the Recipient nor any of its Related Parties will oppose reasonable action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that such confidential treatment will be so accorded and the Recipient and its Related Parties shall, at the Disclosing Party's sole expense, reasonably cooperate with the Disclosing Party to obtain such order or other assurance. The Recipient and/or its Related Parties shall have no obligation to comply with the notice or cooperation requirements of this Paragraph 4 in the case of any regulatory audit or examination.

5.     Return of Confidential Material.    Upon receipt of written request from the Disclosing Party, the Recipient will (and will direct its Related Parties to) return or destroy all copies of the Confidential Material, including all Notes; provided, that the Recipient and its Related Parties may retain any electronic or written copies of Confidential Material as may be stored on its electronic records storage system as a result of automated back-up systems or as may be otherwise required by law, other regulatory requirements, or internal document retention policies or as may be contained in board presentations or minutes of board meetings of the Recipient or its Related Parties; provided, further, that such Confidential Material remains subject to this Agreement. Notwithstanding the return or destruction of such Confidential Material (or lack thereof), the Recipient and its Related Parties will continue to be bound by their obligations under this Agreement until its expiration according to its terms. The return or destruction of such Confidential Material shall, upon the request of the Disclosing Party, be confirmed in writing by the Recipient, promptly following request.

6.    Remedies.     The Recipient agrees that the obligations and restrictions contained in this Agreement are necessary and reasonable in order to protect the confidentiality of the Confidential Material, that money damages may not be a sufficient remedy for, and the Disclosing Party and its Related Parties may be irreparably injured by, any breach of this Agreement by the Recipient or its Related Parties, and that in addition to all other available remedies, the Disclosing Party and its Related Parties shall be entitled to seek specific performance and injunctive or other

[______], 20[__]

equitable relief as a remedy for any such breach (or threatened breach) of the confidentiality and other provisions hereof by the Recipient or any of its Related Parties without any requirement to secure or post a bond. In the event of litigation arising out of this Agreement, if a court of competent jurisdiction issues a final, non-appealable judgment, the non-prevailing party in such litigation agrees to reimburse the prevailing party for its costs and expenses (including reasonable attorney’s fees in obtaining such judgment). Notwithstanding the foregoing, no Party shall be liable to the other Party hereunder for, and such Party hereby waives any rights to, any indirect, consequential, punitive or exemplary damages or losses arising out of any breach by such Party or its Related Parties of any provision of this Agreement.

7.    Securities Laws.    The Recipient acknowledges and agrees that it is aware, and that it shall make its Related Parties aware, of the restrictions imposed by the securities laws of the United States on or regarding the purchase and sale of securities by a Person possessing material non-public information concerning the issuer of such securities, and on the communication of such material non-public information to any other Person when it is reasonably foreseeable that such Person is likely to purchase or sell such securities in reliance on such information. The Recipient agrees that it will neither use nor cause any other Person to use any such information in contravention of such federal securities laws or any rules or regulations promulgated thereunder.

8.    No License.    Neither this Agreement, nor the disclosure of any Confidential Material to the Recipient or its Related Parties, shall grant or be construed to grant any license or other rights to the Recipient or its Related Parties in any of the Confidential Material (other than the right to use the Confidential Material as provided herein) and all such Confidential Material shall remain the property of the Disclosing Party or its applicable Related Parties.

9.    Term.    All rights and obligations of the Parties hereunder shall remain in effect from the date hereof and shall terminate upon the date that is one (1) year following the date on which the Recipient and its Related Parties no longer have the right to appoint a Series A Board Observer in respect of a Series A Trigger Event (as defined in the Board Observation Agreement) pursuant to Section 1.03 of the Board Observation Agreement.

10.    Amendments and Waivers; Successors.    This Agreement contains the entire agreement of the Parties with respect to the disclosure of Confidential Material. All modifications of, waivers of and amendments to this Agreement or any part hereof must be by written agreement signed by the Parties. Each Party is intended to be benefited by this Agreement and each Party shall be entitled to enforce this Agreement and to obtain for itself the benefit of any remedies that may be available for the breach of this Agreement. It is further understood and agreed that no failure or delay by either Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege under this Agreement. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, and neither Party may assign or delegate this Agreement or its rights or obligations hereunder without the prior written consent of the other Party. Any such purported assignment in violation of this Paragraph 10 shall be null and void.

[______], 20[__]

11.    Severability.    In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

12.    Governing Law.    This Agreement and all controversies arising out of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of laws that would apply the laws of any state other than the laws of the State of Texas.

13.    Counterparts.    This Agreement may be signed in one or more counterpart originals, each of which shall constitute an original document. The Parties agree that this Agreement can be executed via facsimile signatures or electronic transmission of signatures in pdf format and, in each case, shall be binding on the Parties with the same legal effect as a manually executed document.

[signature page follows]

[______], 20[__]

If you are in agreement with the foregoing, please so indicate by signing, dating and returning one copy of this Agreement, which will constitute our agreement with respect to the matters set forth herein.

Very truly yours,

Western Gas Holdings, LLC
By:
Name: Title:

Western Gas Partners, LP
By: Western Gas Holdings, LLC, its general partner
By:
Name: Title:

Western Gas Equity Partners, LP
By: Western Gas Equity Holdings, LLC, its general partner
By:
Name: Title:

Agreed to and accepted as of the date first written above.

[Applicable Series A Preferred Unitholder(s)]

By:
Name:
Title:

[Series A Board Observer]